EXHIBIT 21.1

                              VALUESTAR CORPORATION
                              LIST OF SUBSIDIARIES


The Company has one subsidiary doing business in its name:

                                 VALUESTAR, INC.
                             360 22nd St., 2nd Floor
                                Oakland, CA 94612
                           (A California Corporation)